UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2006, Orthovita, Inc. entered into a Royalty Sale Agreement with Angiotech Pharmaceuticals (US), Inc. (“Angiotech”) pursuant to which Angiotech has agreed to sell to Orthovita, and Orthovita has agreed to purchase from Angiotech, the profit-sharing royalty rights for the VITAGEL™ Surgical Hemostat and CELLPAKER® Collection Device products sold by Orthovita under the License Agreement between Orthovita and Angiotech executed as of March 20, 2006 and effective January 1, 2006 (the “License Agreement”).

The closing of the transactions contemplated by the Royalty Sale Agreement is scheduled for December 29, 2006, subject to the satisfaction of certain closing conditions. At the closing, Orthovita will pay $9.0 million in cash to Angiotech, and the License Agreement will be amended and restated to eliminate Orthovita’s obligations to make royalty payments on VITAGEL and CELLPAKER sales and meet minimum sales requirements, extend the term of the License Agreement from December 31, 2014 through July 31, 2017, and eliminate certain termination rights in favor of Angiotech.

The foregoing description of the Royalty Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Royalty Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Royalty Sale Agreement has been filed in order to provide investors and Orthovita’s shareholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Royalty Sale Agreement contains representations and warranties that the parties made to and solely for the benefit of each other and expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties. Accordingly, investors and shareholders should not rely on the representations and warranties. Furthermore, investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Royalty Sale Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Royalty Sale Agreement, which subsequent information may or may not be fully reflected in Orthovita’s reports or other filings with the Securities and Exchange Commission.

The press release issued by Orthovita on December 6, 2006 announcing the entry into the Royalty Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Royalty Sale Agreement dated as of December 5, 2006 between Orthovita, Inc. and Angiotech Pharmaceuticals (US), Inc.

99.1	Press Release, dated December 6, 2006, issued by Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva
Chief Financial Officer

Dated: December 7, 2006